UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53600

Date of Report: September 10, 2010

CHINA YCT INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-2954561
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

100 Wall Street, 15th floor, New York, N.Y.	10005
(Address of principal executive offices)	(Zip Code)

212-232-0120
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      Changes in Registrant’s Certifying Accountant

On September 10, 2010 Friedman LLP resigned from its position as the independent registered public accounting firm for China YCT International Group, Inc. (the “Company”).

Friedman LLP was engaged as the Company’s independent registered public accounting firm on January 12, 2010.  Friedman LLP did not issue a report on any of the Company’s financial statements.

During the period from January 12, 2010 to the date of this Current Report, there were no (i) disagreements between the Company and Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Friedman LLP to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Friedman LLP with a copy of this report prior to filing with the SEC and requested that Friedman LLP furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this report insofar as they relate to Friedman LLP’s audit services and engagement as the Company’s independent registered public accounting firm. Friedman LLP has furnished a letter addressed to the SEC dated September 21, 2010, a copy of which is attached hereto as Exhibit 16.

Item 9.01	Financial Statements and Exhibits

Exhibits

16.	Letter from Friedman LLP dated September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China YCT International Group, Inc.

Dated: September 22, 2010	By: /s/ Yan Tinghe
Yan Tinghe
Chief Executive Officer